UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011 (May 19, 2011)

DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K filed by DSW Inc. (the “Company”) on May 20, 2011 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation (“Say-on-Pay”); this Amendment does not modify or update any other disclosure contained in the Original Filing.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
At the Company’s 2011 Annual Meeting of Shareholders, the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay Votes”). As previously reported in the Original Filing, more than a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual Say-on-Pay Vote.
On September 26, 2011, in light of the voting results and other factors, the Company’s Board of Directors determined that it currently intends for the Company to hold annual Say-on-Pay Votes until the next advisory vote on the frequency of Say-on-Pay Votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay Votes is required to be held no later than the Company’s 2017 Annual Meeting of Shareholders.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
By:	/s/William L. Jordan
William L. Jordan
Executive Vice President and General Counsel

Date: September 27, 2011